EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.SD.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, Frederik Warnaars, President and Chief Executive Officer of Aurelio Resource Corporation, certify, to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-QSB for the period ended March 31, 2007 of Aurelio Resource Corporation that:

(1)	The Quarterly Report on Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained and incorporated by reference in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Aurelio Resource Corporation.

/s/ Frederik Warnaars
Frederik Warnaars
President and Chief Executive Officer

May 15, 2007